SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant    [x]

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[ ]	Definitive Proxy Statement
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[X]	Soliciting Material Pursuant to § 240.14a-12

Mentor Graphics Corporation

(Name of Registrant as Specified In Its Charter)

Casablanca Special Opportunities Fund I, LLC
Casablanca Capital I LLC
Casablanca Capital LLC
Donald G. Drapkin
Douglas Taylor
Francisco D'Agostino
Element Multi Strategy Fund Ltd.
Element Capital Advisors Ltd.
Her Majesty the Queen in Right of the Province of Alberta as represented by Alberta Investment Management Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 7, 2011, Casablanca Capital LLC sent the board of directors of Mentor Graphics Corporation (the “Issuer”) a letter announcing, among other things, Casablanca’s intention to nominate an alternative slate of directors at the Issuer’s next annual meeting of shareholders.

A copy of the letter is filed herewith as Exhibit 1.

Information regarding the Participants in a solicitation of proxies with respect to the Issuer’s 2011 annual meeting of shareholders is filed herewith as Exhibit 2.

EXHIBIT 1

Casablanca Capital LLC
450 Park Avenue, Suite 1403
New York, New York 10022

February 7, 2011

BY EMAIL & FEDEX

Mentor Graphics Corporation
8005 S.W. Boeckman Road
Wilsonville, OR
Attn: Board of Directors

Dear Board of Directors:
Casablanca Capital LLC is a research driven investment manager.  Casablanca Capital, and, on behalf of its affiliated funds, managed accounts, certain investment advisory clients and funds under common control (“Casablanca” or “we”) and Donald Drapkin, Chairman of Casablanca (“Drapkin”, and together with Casablanca, the “Investors”), collectively have beneficial ownership in Mentor Graphics Corporation (“Mentor” or the “Company”) of more than 6 million shares, or approximately 5.5%, of the Company’s outstanding common stock.

The Investors acquired their shares because we considered, and continue to consider, Mentor’s stock to be undervalued.  As you know, the Investors believe that Mentor’s operations could be meaningfully improved to increase shareholder value, and we had hoped (and continue to hope) to engage in an open and constructive dialogue with you and Company management regarding Mentor’s assets, business, strategy, financial condition and operations.

We were hopeful that you would be responsive to our concerns and suggestions, as well as to those of other shareholders.  However, we were very disappointed that you have made unprecedented changes to the timing of your annual meeting and, as a consequence, have impacted the early notification requirements for shareholders who intend to nominate directors to your Board.  You have made such changes even though you have known for some time of the issues that other shareholders have raised, and in spite of the fact that we had just filed a required Schedule 13D with the Securities and Exchange Commission detailing our share ownership and intention to engage you in constructive discussions.  In the best interests of all shareholders, we are requesting that you promptly reverse this unfortunate and ill-conceived act of entrenchment and engage in meaningful discussions with us now.

As disclosed in your public filings, on January 17, 2011 the Board determined that it would hold the Company’s 2011 Annual Meeting on May 12, 2011.  It is disturbing that you failed to disclose that determination to shareholders for almost 3 weeks, finally announcing the date in a Current Report filed with the SEC on Form 8-K on February 4, 2011.  This is a very meaningful decision to have made as according to the Company's bylaws, when the annual meeting is accelerated beyond 30 days prior to the anniversary of the Company’s last Annual Meeting, the deadline for shareholders to nominate candidates for election to the Board of Directors (the “Advance Notice Deadline”) is accelerated from the original deadline of April 2, 2011 to a date that is 90 days prior to the new date of the Annual Meeting or 10 days after the announcement of the meeting date, if later.  You then compounded this deadline acceleration gamesmanship by delaying the announcement by 18 days, which, according to the Company’s bylaws, would ensure the minimum possible amount of time for a shareholder to determine whether or not to nominate persons for election at the Annual Meeting and to organize the nominees and information in order to meet the advance notification deadline in the Bylaws.  Failure to meet the accelerated deadline would prohibit a shareholder from nominating board candidates until at least the 2012 Annual Meeting.

If the Company had made a timely announcement of the Annual Meeting Date (for example, within two days of the determination), any shareholder would have had 23 days from such disclosure prior to the Advance Notice Deadline.  However, because information was not disclosed until 18 days after such decision was taken by the Company, that period was cut by more than half with little warning, to the minimum of 10 days.

This action is also inconsistent with the representations made in the Company’s 2010 Proxy Statement, where it was stated that "For any shareholder proposal or nomination to be considered at the 2011 Annual Meeting of Shareholders, the shareholder’s notice must be received at the Company’s principal executive office no later than April 2, 2011."  That statement has never been updated in spite of the changes caused by the provisions of the Bylaws that would suggest that it is no longer accurate and is misleading to investors and shareholders who have, and continue to, rely on that statement.

We desire a cooperative relationship, one in which we use our collective decades of operational experience to assist the Company in maximizing its financial position for the benefit of all shareholders, employees and customers of Mentor.  Your actions threaten to make that impossible.  There is little chance for constructive, detailed dialogue with shareholders in the short 10-day period that was implemented without warning.  Never in the time that Mentor has filed its proxy statements electronically with the SEC has the Board EVER set the annual meeting more than eight days prior to the first anniversary of the preceding year’s annual meeting, as it did here, and not since 2006 has the Board set the date of the annual meeting prior to such anniversary date for any amount of time.  The Investors are concerned that you may have deviated from traditional timing because you recognize that certain shareholders, not limited to us, have demonstrated an interest in engaging management to discuss the affairs of Mentor.  These entrenching actions require shareholders to evaluate the incumbent Board's dedication to shareholders and consider whether you are putting your personal positions with Mentor ahead of the interests of all shareholders.

We had intended to engage in meaningful discussions with the Company before determining whether to run an alternative slate of nominees for the annual meeting.  Your highly questionable actions, however, have virtually eliminated time for any such discussions and have left us with no choice but to nominate an alternative slate of directors for the annual meeting who we know would willingly engage in open and constructive dialogue with shareholders. We are hopeful that, recognizing our current concerns, you will engage in remedial action.

We strongly urge you to change the date of the annual meeting to such a time that is not more than thirty days prior to the first anniversary of the preceding year’s annual meeting and to restore the advance notification deadline for nominations to its original date of April 2, 2011.

We are available, as always, to discuss issues relevant to Mentor.

Very truly yours,

CASABLANCA CAPITAL LLC

      By: /s/ Douglas Taylor
Name:  Douglas Taylor
Title:    Chief Executive Officer

cc:   David E. Rosewater
  Schulte Roth & Zabel LLP

  Daniel H. Skerritt
  Tonkon Torp LLP

ALL SHAREHOLDERS OF MENTOR GRAPHICS CORPORATION ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CASABLANCA CAPITAL LLC AND THE OTHER PARTICIPANTS NAMED BELOW (THE "PARTICIPANTS") FROM THE SHAREHOLDERS OF MENTOR GRAPHICS CORPORATION FOR USE AT THE 2011 ANNUAL MEETING OF SHAREHOLDERS OF MENTOR GRAPHICS CORPORATION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF MENTOR GRAPHICS CORPORATION AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

EXHIBIT 2

ALL SHAREHOLDERS OF MENTOR GRAPHICS CORPORATION ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE SHAREHOLDERS OF MENTOR GRAPHICS CORPORATION FOR USE AT THE 2011 ANNUAL MEETING OF SHAREHOLDERS OF MENTOR GRAPHICS CORPORATION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF MENTOR GRAPHICS CORPORATION AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

PARTICIPANTS

Casablanca Capital LLC ("Casablanca"), together with the entities and other persons below (collectively, the “Participants”), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies with respect to the 2011 annual meeting of shareholders of the Issuer.

The Casablanca Participants

(i) Casablanca Special Opportunities Fund I, LLC (the "Casablanca Fund"), a Delaware limited liability company; (ii) Casablanca Capital I LLC ("Casablanca I"), a Delaware limited liability company, and the managing member of the Casablanca Fund; (iii) Casablanca, a Delaware limited liability company, which serves as investment manager to the Casablanca Fund and to managed accounts on behalf of investment advisory clients (the "Managed Accounts"); (iv) Donald G. Drapkin ("Mr. Drapkin"), principal of the Casablanca Fund and member of management committee and Chairman of Casablanca; (v) Douglas Taylor ("Mr. Taylor"), principal of the Casablanca Fund and member of management committee and Chief Executive Officer of Casablanca; and (vi) Francisco D'Agostino ("Mr. D'Agostino", and together with the Casablanca Fund, Casablanca I, Casablanca, Mr. Drapkin, and Mr. Taylor, the "Casablanca Participants"), President and Managing Director of Element Advisor (as defined below), director of the Element Fund (as defined below), principal of the Casablanca Fund and member of management committee and President of Casablanca.

The principal business of (i) the Casablanca Fund is to serve as a pooled investment vehicle exempt from registration under the Investment Company Act of 1940, as amended, (ii) Casablanca I is to serve as managing member of the Casablanca Fund, (iii) Casablanca is to serve as an investment advisor, exempt from registration with the Securities and Exchange Commission under the Investment Advisers Act of 1940, on behalf of various clients, including individuals and institutions,

The Element Participants

(i) Element Multi Strategy Fund Ltd., a Cayman Islands exempted company (the "Element Fund"); and (ii) Element Capital Advisors Ltd., a business company organized under the laws of the British Virgin Islands ("Element Advisor", and together with the Element Fund and Mr. D'Agostino, the "Element Particpants").

The principal business of (i) the Element Fund is to serve as a private investment exempted company and (ii) Element Advisor is to serve as investment advisor to the Element Fund.

AIMCo

Her Majesty the Queen in Right of the Province of Alberta as represented by Alberta Investment Management Corporation ("AIMCo"), a body corporate established under the Alberta Investment Management Corporation Act R.S.A. c. A-26.5 (2007) (the “Alberta Investment Management Corporation Act”).

The principal business of AIMCo is, pursuant to the Alberta Investment Management Corporation Act, to provide investment management services for a diverse group of Alberta public sector clients, including Alberta public sector pension plans and provincial endowment funds.

The Casablanca Participants, the Element Participants and AIMCo are hereinafter collectively (without duplication) referred to as the "Participants."

BENEFICIAL OWNERSHIP OF SHARES:

As of February 8, 2011 (i) the Casablanca Fund may be deemed the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) of 573,683 Shares, or 0.5% of the outstanding Shares, (ii) Casablanca I may be deemed the beneficial owner of 573,683  Shares, or 0.5% of the outstanding Shares, (iii) Casablanca may be deemed the beneficial owner 746,352 Shares, or 0.7% of the outstanding Shares, (iv) Mr. Drapkin may be deemed the beneficial owner of 771,662 Shares, or 0.7% of the outstanding Shares, (v) Mr. Taylor may be deemed the beneficial owner of 746,352 Shares, or 0.7% of the outstanding Shares, (vi) Mr. D'Agostino may be deemed the beneficial owner of 782,652 Shares, or 0.7% of the outstanding Shares, (vii) the Element Fund may be deemed the beneficial owner of 36,300 Shares, or 0.0% of the outstanding Shares, (viii) Element Advisor may be deemed the beneficial owner of 36,300 Shares, or 0.0% of the outstanding Shares, and (ix) AIMCo may be deemed the beneficial owner of 5,205,282 Shares, or 4.7% of the outstanding Shares.

The Casablanca Participants beneficially owned an aggregate of 807,962 Shares, constituting approximately 0.7% of the Shares outstanding, the Element Participants beneficially owned an aggregate of 758,698 Shares, constituting approximately 0.7% of the Shares outstanding, and AIMCo beneficially owned an aggregate of 5,205,282 Shares, constituting approximately 4.7% of the Shares outstanding.

The Casablanca Participants, the Element Participants and AIMCo may be deemed to have formed a "group," within the meaning of Section 13(d)(3) of the Exchange Act.  Collectively, the group may be deemed to have voting control over a combined 5.5% of the Shares. However, each of the Casablanca Participants (other than Mr. D'Agostino) expressly disclaims beneficial ownership of the Shares beneficially owned by the Element Participants, each of the Casablanca Participants expressly disclaims beneficial ownership of the Shares beneficially owned by AIMCo, each of the Element Participants (other than Mr. D'Agostino) expressly disclaims beneficial ownership of the Shares beneficially owned by the Casablanca Participants and AIMCo, and AIMCo expressly disclaims beneficial ownership of the Shares beneficially owned by the Casablanca Participants and the Element Participants.

The aggregate number and percentage of Shares reported herein is 6,013,244 common shares of the Issuer, constituting approximately 5.5% of the 109,672,191 Shares outstanding as of December 3, 2010, as reported in the Issuer's 10-Q filed with the Securities and Exchange Commission on December 10, 2010.

In addition to the above, employees of the Participants may assist in the solicitation of proxies and will receive no additional consideration therefor and any persons nominated by the Participants for director of the Issuer at the 2011 annual meeting of shareholders will, when identified, constitute additional participants in the solicitation.